UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): April 22, 2003



                         PALLADIUM COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



        Nevada                   33-18143-D                    87-0449399
(State or other jurisdiction    (Commission                 (IRS Employer
 of incorporation)               File Number)                Identification No.)



          Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, UK DE45 1DL
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: 44 1629 814555

Item 1.  Change of Control of Registrant

The Acquisition

         On April 22, 2003, Peak Entertainment Ltd., together with its subsidiaries, were acquired by Palladium Communications, Inc., a Nevada corporation. Under the terms of the agreement, Palladium acquired 100 percent of Peak Entertainment's stock in exchange for the issuance by Palladium of approximately 19 million shares of its common stock to the holders of Peak Entertainment. The new shares constitute approximately 90 percent of the outstanding shares of Palladium, which intends to change its name to Peak Entertainment Holdings, Inc.

         Upon consummation of the acquisition, Peak Entertainment founders, Wilf and Paula Shorrocks, were appointed directors of Palladium. Mr. Shorrocks was also appointed Chairman and CEO of Palladium. Also named to the Board were Phil Ogden, Terry Herzog and Michael Schenkein. Mr. Ogden currently serves as Sales and Marketing Director of Peak Entertainment. Mr. Herzog and Mr. Schenkein have led the acquisition and corporate development of Peak Entertainment and serve as business advisors to Peak Entertainment. The former directors of Palladium resigned as of the acquisition date.

         On April 22, 2003, immediately following the acquisition of Peak Entertainment, to obtain funding for ongoing operations, Palladium entered into a Securities Purchase Agreement with four accredited investors for the sale of
(i) $785,000 in convertible debentures and (ii) warrants to buy 1,570,000 shares of Palladium's common stock. The investors are obligated to provide Palladium with an aggregate of $785,000 as follows:

        o     $300,000 was disbursed on December 20, 2002;

        o $250,000 will be disbursed within ten days after the filing of a registration statement with the Securities and Exchange Commission which registers the shares of common stock issuable upon conversion of the debentures and exercise of the warrants; and

        o $235,000 will be disbursed within five days of the effectiveness of the registration statement filed with the Securities and Exchange Commission.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into shares of Palladium common stock, at the selling stockholders' option, at the lower of (i) $1.00 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact essentially no limit on the number of shares into which the debentures may be converted. The warrants are exercisable at the average of the lowest three trading prices of the common stock during the 20 trading days immediately prior to the date of filing of the registration statement


About Peak Entertainment, Ltd.

         Peak Entertainment, Ltd. is a a UK registered company incorporated in November 2001, headquartered in Bakewell, England with offices in New York, New Jersey and California. Peak Entertainment was formed originally and wholly owned by its founders Wilfred and Paula Shorrocks. Peak Entertainment operates directly, as well as thorough its wholly-owned subsidiaries, Jusco Toys Ltd, a Hong Kong registered company, Wembley Sports Master, a UK registered company and Cameo Collectibles Ltd, a UK registered company. In addition, in April 2002, Peak Entertainment formed a wholly owned US subsidiary, Peak Entertainment Holdings LLC, a Delaware corporation, which currently has no operations.

Overview

         Peak Entertainment Ltd. intends to be a fully integrated media company focused on the children's market. Its activities include or will include production of television entertainment, character licensing and consumer products development (including manufacturing and distribution). Integration enables Peak to take a property from concept to consumer fully in-house, controlling and coordinating broadcast, promotions and product launches (toys, apparel, video games, etc.), intended to build market momentum and worldwide brand equity.

Strategy

         Having purchased during the past 18 months Morrison Entertainment Group's Monster In My Pocket rights and Just Group's toy, leisure/sport, and gift related assets, and rights to other intellectual properties from other sources such as Kewpie (the Kewpie Doll), Peak Entertainment believes it is now positioned to execute its integrated business model. Peak Entertainment intends to exploit its licenses and other rights and properties through the simultaneous use of assets in various mediums. For instance, Peak Entertainment intends to develop, distribute and market a single character or set of characters as a television program and a set of images, all of which will be marketed simultaneously or in successive campaigns. This business model is based on three key principles:

              1.  Timing
                  Peak Entertainment believes that the difference between a good brand and a world-class brand is usually a question of timing: if all the marketing initiatives strike together, a brand recognition movement can be started that provides results substantially in excess of the cost of the marketing itself.

              2.  Control
                  Peak believes that it cannot afford to leave the timing of any aspect of its promotions in the hands of partners, because even good partners have other interests and may not manage the brand the way Peak would. So Peak keeps control of the intellectual property, through ownership or long-term license agreements, in order to control the timing and placement of all the shows, productions, goods and other components that drive brand recognition.

              3.  Coverage
                  In order to create a significant brand, Peak must use many avenues for simultaneous promotion and production. This means that Peak must build a presence in many areas so that when a significant property develops, Peak is well positioned to capitalize on the product. For example, Peak may decide to build up its capability to manufacture toys in China by sub-contracting with other toy distribution companies. This does not mean that Peak considers sub-contracting its toys to be one of its core activities, but rather that it needs to have the ability to scale up toy production quickly when one of its key properties requires additional resources.

Peak Structure And Business Initiatives

         Peak has three lines of business with a division for each: entertainment, consumer products and licensing. The figure below displays these lines of business graphically.

[GRAPHIC OMITTED]

Entertainment Division

         According to Screen Digest's 2001 study of the children's television business "Broadcasters will spend an estimated $2.7 billion worldwide on producing, commissioning and acquiring children's programs in 2001. But independent producers and distributors have emerged as the pivotal players in the worldwide children's television industry. And their role will become even more important as funding from broadcasters stagnates." North America accounts for 40% of the total children's television market, followed by Western Europe (33%) and Asia (22%). There are now more than 90 channels worldwide devoted specifically to the children's audience; 50 of them launched in the last three years. The focus therefore for Peak Entertainment is to supply quality children's programming to television broadcasters and this provides the platform for integrated business model launching our intellectual properties and opening up revenue streams from licensing and merchandising.

         The first step in the entertainment plan has been the license agreement for worldwide master rights from Morison Entertainment Group, Inc. for the use of "Monster In My Pocket " and related licenses, pursuant to a contract dated June 25, 2002. The contract, which covers a ten-year term, requires the payment of $500,000 to Morrison, at the rate of $100,000 every six months, commencing on March 31, 2002. Of such amounts, $200,000 has been paid to date. Morrison and Peak agreed to delay additional payment requirements at this time, although Peak is required to pay an additional $20,000 by May 31, 2003. Such milestone payments are to be off-set against royalties payable to Morrison pursuant to the agreement. Monster In My Pocket is already an established consumer products concept with a proven pedigree and sales by others which have exceeded $200 million at retail. Peak Entertainment intends to expand this product line with a new animated series using the Monster In My Pocket characters. Commissioning scripts with Pam Hickey and Dennys McCoy based in California has provided the key dimensions of this action and adventure genre concept: humour, and the age-old winning formula of good versus evil. The project is in development with Peak's in-house computer graphics studio which currently employs four full-time animators creating the models, frames, characters and environments to deliver them to our production team in Los Angeles. The Peak production team will then finish the episodes in conjunction with our co-production partners DCDC Hong Kong who have an agreement to provide 26 x 30 minute episodes. As part of that agreement DCDC will invest $1,300,000 of funding to the project ($50,000 per episode) in return for 15% share of the back-end revenue streams. Peak Entertainment is obligated to provide $250,000 of funding (either in cash or services) for each of the 26 episodes. Peak Entertainment is actively seeking sources of financing to meet its obligations, but has no such commitments to date. The project is currently in pre-production and Peak hopes to start production shortly for delivery of the first five episodes at the end of September 2003.If sufficient funding is not available shortly, the production of the episodes will likely be scheduled for completion in the Spring of 2004.

         Peak Entertainment intends to distribute this series of 26 animated programs in various markets. Peak currently has a broadcast contract signed with Good Morning Television in the UK (known as GMTV), for terrestrial broadcast rights for a period of five years in the UK markets in exchange for an aggregate license fee of $393,000 payable through July 2004. GMTV has committed to running the first five episodes from October 2003 and the remainder throughout 2004. This is significant support for a new show and Peak believes that it is an indication of the high expectation GMTV has for the product. Using this support from a major UK broadcaster, Peak intends to focus on seeking distribution agreement in the US, although no such agreements have been reached to date. In addition, Peak has secured lead licensee Character Group Ltd., a major UK toy marketer, to distribute the toys produced by Peak /Jusco Toys Ltd in the UK.

Licensing

         The licensing market has a retail sales value of over $110 billion annually. Although the licensing market declined 4.4% from 2001 to 2002, on the basis of the latest Yale-Harvard statistical survey (performed for the Licensing Industry Merchandising Association-LIMA) the licensing market overall in 2002 in North America represented $ 5.6 billion in royalty income.

         Peak intends to license or sub-license its products for use by others in other mediums. Peak's in-house Licensing Team consists of a Licensing Director, Alan Shorrocks and a network of international agents and partners supported in the UK with a consultant, Robert Stevenson for the international promotions and premiums markets. Following the agreements with Character Group for Monster In My Pocket, Peak also entered into license agreements with Toontastic Publishing for magazine use of Pretty Pony Club, a Peak controlled property, and with CCA Greetings for Countin Sheep to be used in greeting cards. Peak continues to focus on the licensing of its properties to third parties. International Toy Fairs have provided an ideal focal point to update the licensees of the developments across Peak's evolving portfolio. Peak intends to expand the licensing of its products through:

        o       A consumer public relations campaign;
        o       Trade shows, including the New York Licensing Show; and
        o       Related marketing programs.

         The principal revenues for this division are generated from the customary 35% agency commission it receives from all revenue received from licensing entertainment properties to broadcasters, toy and gaming companies, and other manufacturers such as clothing and home entertainment. The Division also earns revenue from selling licenses for non-entertainment driven properties from Jusco Toys, Cameo gifts and collectibles, and Wembley Sportmaster's sport and leisure products. The key costs for this division are staff, travel, entertainment, and the annual toy and licensing trade shows.

Consumer Products

         Peak intends to participate in the toy market by licensing entertainment driven properties to strategic partners, including large toy and entertainment companies. Peak will also seek to sell directly to large general merchandisers such as Wal-Mart and toy retail chains such as Toys R Us, although Peak has no such agreements to date. According to the Licensing Industry Merchandising Association (LIMA), the toy market worldwide in total was $69.5 billion in 2000 with $54.7 billion coming from traditional toys and $14.7 billion coming from video games. North America accounted for $24.2 billion of the traditional toy sales and $6.7 billion in video games. In the year 2000 licensed toys comprised 27% of the $69.5 billion world market for toys.

         There are four sources or potential sources of revenue for this Division. These are:

        o       revenue from the sale of toys by Jusco Toys
        o       revenue from the sale of gifts and collectibles by Cameo
                Collectibles
        o revenue from the sale of sport and leisure products to be made by Wembley Sportmaster
        o revenue from Peak Manufacturing, which invests in molds and manages the manufacturing contractors who actually make products for Cameo, Jusco Toys, and Wembley Sportsmaster and other third party toy or gift distributors.

         Jusco was acquired as a development and manufacturing business to exploit Peak's properties in-house. Jusco will be used to manufacture products for third parties, some of which may be licensees of Peak. This positioning relinquishes the burden of inventory -- the nemesis of most toy companies -- passing that responsibility under license to a network of international distributors and master toy licensees. To minimize costs further Jusco uses Rudick International, a Hong Kong based agent where Jusco has offices and show room facilities. Jusco works with Rudick on a commission basis to handle the complexities of the toy manufacturing processes in the Far East.

         Currently the division has manufactured and supplied Countin Sheep (216,000 pieces) for Cameo to market in the UK and US markets; Mini Flora (20,000 pieces) for the Cameo UK market and the whole range of Kewpie products (over $200,000 of inventory) for the established US Cameo market.

         Also the development, samples and prototypes for the Monster In My Pocket toy range, HipStars, Afro Ken, and Baby Giggles have also been produced for marketing and Toy Fairs internationally. In addition, Jusco has an international toy agent, Inter Toy Ltd, which places products with distribution partners internationally under contract.

Cameo Collectibles

         Cameo is the sales, marketing and distribution division responsible for Countin Sheep and Mini flora, from the Peak portfolio. In a licensing agreement with Jesco Imports dated June 15, 2002, Cameo has been granted worldwide rights to Kewpie a product that has been in existence since 1916 in the specialty doll market.
         Cameo has two senior managers based in the US who employ a team of agents under territory contract to sell our goods domestically. We have distribution facilities via B&S Wholesale in the UK and our own office and warehouse in Monrovia California for the US market. A sales support team of three full time employees who are responsible for customer services, invoicing and administration are based in the UK office and support both the UK and the US sales functions.

Wembley Sportsmaster


         This division is not currently active, but Peak intends to launch a range of balls, leisure toys, inflatable pools and play products under the Wembley Sportsmaster banner. Peak believes it can operate Wembley with very limited overhead by leveraging the Consumer Products Division's existing infrastructure. The future developments of Wembley Stadium in the UK (the home of soccer) and the continued upturn in `football marketing' give Peak very interesting and positive opportunities for the future, although no agreements have been reached to date.

Design Studio Team

         The design studio is an integral part of the business and is multifunctional in developing concepts across the broad range of Peak's activities. Will Shawcross, Peak's Studio Manager, has been in the industry for a number of years and has been responsible with his team of designers and artists for the development of numerous projects. The group has a unique blend of talent including the technical and operational expertise required to operate within a state-of-the-art studio and a broad mix of disciplines. This experience includes brand and character creation, marketing literature and property packaging, entertainment and CGTV work, and consumer products development including toy design, packaging and display solutions.

Research and Development

        The continuing development of new products and the redesigning of existing items for continued market acceptance are key determinants of success in the toy and entertainment product industry. In 2002 and 2001, $328,000 and $32,096 , respectively, were incurred on activities relating to the development, design and engineering of new products and their packaging and to the improvement or modification of ongoing products. Much of this work is performed by Peak's internal staff of designers, artists and model makers.

        Intellectual Property Rights

         Peak's intellectual property portfolio has been acquired in order capitalize on the business model and license the projects in many segments of this market, including: broadcast, promotions (e.g., cereal box toys, fast food toys), computer games, apparel, toys, gifts, publishing (e.g., comics and books), etc.

Peak has acquired the following rights:

        o         In My Pocket Rights (including Monster in My Pocket) Worldwide
                  - from Morrison Entertainment Group, Inc., in a license agreement dated February 25, 2002 for $500,000 in staged payments for a 20-year term. The licensor is entitled to royalties ranging from 50 to 65% of the net revenues from the sale of licensed products, depending on where sales are made. Any such royalty payment shall be deducted from the $500,000 staged payments, assuming the royalties are earned during the period when the staged payments are to be made.

        o Kewpie Rights for gifts and dolls worldwide - from Jesco Imports Inc. in a license agreement dated June 15, 2002, for a guaranteed royalty of $100,000 over a three year automatically renewing term (assuming the $100,000 minimum royalty has been paid). Royalties are to be paid at the rate of 10% of net revenues.

        o Shorrocks Portfolio Worldwide - From Wilf and Paula Shorrocks, in perpetuity for a guaranteed minimum royalty of $1,000,000. Royalties are to be paid at the rate of 10% of net selling price.

Competitive Environment

         Peak has two kinds of competitors -- the large firms such as Vivendi with its Universal Studios or AOL Time Warner with Warner Brothers, and the independents such as H.I.T., Entertainment Rights, DIC and Saban. Most of these companies are substantially larger than Peak Entertainment and have significantly more financial and other resources.

Government Regulation

        Peak's toy and related products sold in the United States are subject to the provisions of The Consumer Product Safety Act (the "CPSA"), The Federal Hazardous Substances Act (the "FHSA"), The Flammable Fabrics Act (the "FFA"), and the regulations promulgated thereunder. The CPSA empowers the Consumer Product Safety Commission (the "CPSC") to take action against hazards presented by consumer products, including the formulation and implementation of regulations and uniform safety standards. The CPSC has the authority to seek to declare a product "a banned hazardous substance" under the CPSA and to ban it from commerce. The CPSC can file an action to seize and condemn an "imminently hazardous consumer product" under the CPSA and may also order equitable remedies such as recall, replacement, repair or refund for the product. The FHSA provides for the repurchase by the manufacturer of articles which are banned. Consumer product safety laws also exist in some states and cities within the United States and in Canada, Australia and Europe. Peak vigorously seeks to maintain compliance with the CPSA, the FHSA, the FFA, international standards, and Peak's own standards. Notwithstanding the foregoing, there can be no assurance that all of Peak's products are or will be hazard free. Any material product recall could have an adverse effect on Peak's results of operations or financial condition, depending on the product, and could affect sales of other products.

        The Children's Television Act of 1990 and the rules promulgated thereunder by the United States Federal Communications Commission, as well as the laws of certain countries, place certain limitations on television commercials during children's programming. Peak, of course, seeks to comply in all respects with these laws and regulations.

Employees

         As of April 30, 2003, Peak employed a total of 20 employees on a full-time basis, 11 of which are management and 4 of which are clerical, and 5 are employed as designers. Peak also has two consultants and a team of 14 sales agents in the UK.

Description of Property

         Peak leases approximately 3,000 square feet of space for its Bakewell headquarters pursuant to a twelve-month lease expiring June 30, 2003, at approximately $4,000 per month. Peak also leases approximately 4,500 square feet of space for its warehouse and offices in Monrovia pursuant to a lease expiring July 31, 2005, at approximately $3,000 per month. Peak believes that its facilities are adequate for its present purposes.

Executive Officers

Wilf Shorrocks, Chairman and Chief Executive Officer

Mr. Shorrocks, age 54, founded Peak Entertainment Ltd. in November 2001. Prior to that, Mr. Shorrocks was co-founder of Just Group, Plc., where he acted as its Chief Executive Officer from 1987 to 2001. At Just Group, Mr. Shorrocks was responsible for all areas of group activity relating to development and creation of concepts through to IP acquisition, corporate acquisition, city and fund raising activities. Prior to his work at Just Group, Mr. Shorrocks worked in sales at the world's largest toy maker (at that time), Dunbee Combex Marx, makers of Sindy dolls and Hornby railways. He became Sales & Marketing Director for the Burbank sales division but left to form Acamas Toys in 1980.

Paula Shorrocks, Vice President - Design and Development, and Director

Ms. Shorrocks, age 51, co-founded Peak Entertainment Ltd. in November 2001. Prior to that, Ms. Shorrocks was co-founder of Just Group, Plc., where she acted as its Commercial Director from 1987 to 2001. At Just Group, Ms. Shorrocks identified opportunities and then secured rights to represent blue chip companies as licensing agent for their brands. Before co-founding Just Group Ms. Shorrocks taught Business Studies at The Harwich School, Essex and West Gloucester College of Further Education (1978-1987). She also was the Marketing Manager for Acamas Toys.

Phil Ogden, Vice President - Sales and Marketing, and Director

Mr. Ogden, age 35, joined Peak Entertainment Ltd. in November 2001. From October 1998 to October 2001, Mr. Ogden served as Sales and Marketing Director. Prior to working at Just Group, Mr. Ogden developed his sales and marketing experience with Seymour International division of K's leading magazine distributor, Frontline from 1989 to 1998. Mr. Ogden was employed as an Account Director with the responsibility for the strategic and commercial success of a portfolio of Seymour's premier clients including Dennis, Paragon, FT Magazines (Investors Chronicle) and Time/ Warner.

Alan Shorrocks, Vice President - Licensing Division

Mr. Shorrocks, age 42, has been Vice President - Licensing Division of Peak Entertainment Ltd. since November 2001. Prior to that time, Mr. Shorrocks was Licensing Director of Just Group Plc. from 1991 through October 2001. Before joining Just Group, Mr. Shorrocks ran his own companies specializing in the leisure and surfing markets and was exclusive UK importer/ distributor for various branded merchandise including Quicksilver from the early 1980's. He sold his company Victory along with the UK rights to market Victor Wetsuits in 1991.

Terence Herzog, Director

Mr. Herzog, age 60, has been as Director of Peak Entertainment Ltd. since February, 2003. In June 2000, Mr. Herzog co-founded and is Managing Director of Agora Capital Partners, Inc. For a number of years ending in 2000, Mr. Herzog served as a consultant to executive management for various private and public entities advising on mergers and acquisitions, corporate development and financing.

Michael Schenkein, Director

Mr. Schenkein, age 52, has been a Director of Peak Entertainment Ltd. since February, 2003. Mr. Schenkein co-founded and is Managing Director of Agora Capital Partners, Inc., formed in June 2000. Prior to that time, Mr. Schenkein had founded M.S. Editorial in1978, where he was Chief Executive Officer of that postproduction film/video company and its successor Big Picture Editorial, until 1995. From 1995 to 2000, Mr. Schenkein was Senior Executive Vice President for Cabanna Inc., the successor to Big Picture. From 2000 on, Mr. Schenkein served as a consultant to executive management for various private and public entities advising on mergers and acquisitions, corporate development and financing. Executive Compensation


Name and                                                                             Compensation
Principal                                    Other        Annual    All Other      Awards/Securities
Position              Year    Salary ($)  Compensation    Bonus    Compensation   Underlying Options(#)
--------              ----    ----------  ------------    -----    ------------   ---------------------

Wilfred Shorrocks,         2002   None
CEO                        2001   None

     Related Party Transactions

         From time to time Mr. and Mrs. Shorrocks loaned money to Peak Entertainment to fund day-to-day operations, as well as for the acquisition of certain properties. Through December 31, 2002, sums loaned to Peak Entertainment totaled $906,000. These monies are loaned to Peak without interest and do not have a due date, they are due on demand. Through December 31, 2002, Peak has repaid $72,125 to the Shorrocks.

         For the period from inception of Peak through December 31, 2002, Peak paid Mr. and Mrs. Shorrocks a total of $67,500 in payment of rent for use of office facilities and related matters.

         Peak Entertainment licenses a number of products from Mr. and Mrs. Shorrocks in perpetuity. The license agreement provides for a royalty of 10% of net selling price to be paid to Mr. and Mrs. Shorrocks. The agreement also provides that the minimum royalty shall be no less than $1,000,000, although the agreement is silent as to when this amount must be paid.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a) Financial Statements of businesses acquired.

         1. Audited Financial Statements of Peak Entertainment, Ltd. (to be filed by amendment).


(b) Exhibits.

         10.1 Agreement and Plan of Acquisition by and among Palladium Communications, Inc., Peak Entertainment, Ltd., Wilfred Shorrocks and Paula Shorrocks, made as of the 22nd day of April, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PALLADIUM COMMUNICATIONS, INC.



Date:  May 7, 2003           /s/WILFRED SHORROCKS
                             ---------------------------
                             Wilfred Shorrocks,
                             Chief Executive Officer
















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